UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2015

CESCA THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-16375	94-3018487
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2711 Citrus Road

Rancho Cordova, California 95742

(Address and telephone number of principal executive offices) (Zip Code)

(916) 858-5100

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective December 14, 2015, Cesca Therapeutics Inc. (the “Company”) and the Company’s Chief Biologist, Mitchel Sivilotti, mutually agreed to terminate the executive’s employment with the Company. In connection with this transition, the Company entered into a General Release and Waiver (the “Agreement”). Pursuant to this Agreement, the Company and Mr. Sivilotti also entered into a Consulting Agreement (the “Consulting Agreement”) for six months, pursuant to which Mr. Sivilotti will advise on certain strategic initiatives for the Company and receive $9,423 in compensation every two weeks throughout the term of the Consulting Agreement. His services under the Consulting Agreement begin January 4, 2016.

A copy of the Agreement is attached hereto as Exhibit 10.1, and a copy of the Consulting Agreement is attached hereto as Exhibit 10.2, each of which are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference. As indicated above, effective December 14, 2015, Mitchel Sivilotti, the Company’s Chief Biologist, resigned from all officer positions he held with the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	General Release and Waiver between the Company and Mitchel Sivilotti dated December 14, 2015
10.2	Consulting Agreement between the Company and Mitchel Sivilotti dated December 14, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cesca Therapeutics Inc. a Delaware Corporation

Dated: December 15, 2015	/s/ Robin C. Stracey
Robin C. Stracey, Chief Executive Officer

Exhibit Index

Exhibit	Description
10.1	General Release and Waiver between the Company and Mitchel Sivilotti dated December 14, 2015
10.2	Consulting Agreement between the Company and Mitchel Sivilotti dated December 14, 2015